UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2023

Acumen Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

427 Park St., Charlottesville, Virginia	22902
(Address of Principal Executive Offices)	(Zip Code)

(434) 297-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On July 16, 2023, the Acumen Pharmaceuticals, Inc. (“Acumen” or the “Company”) issued a press release relating to the topline results from the Phase 1 INTERCEPT-AD trial of ACU193. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference.

Also on July 16, 2023, the Company posted an investor presentation relating to the topline results from the Phase 1 INTERCEPT-AD trial of ACU193 to its website at https://investors.acumenpharm.com/news-events/presentations, which the Company will use in connection with an investor update call on July 17, 2023 at 8:00 AM EDT. A copy of the investor presentation is attached as Exhibit 99.2 to this Report.

The information in this Item 7.01 of this Report (including Exhibit 99.1 and Exhibit 99.2), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company’s submission of this Report shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On July 16, 2023, the Company presented topline results from the Phase 1 INTERCEPT-AD trial of ACU193 at the Alzheimer’s Association International Conference (AAIC®) 2023, taking place in Amsterdam and online from July 16-20, 2023.

Topline results demonstrated that ACU193 met the primary objective of the Phase 1, first-in-human, randomized, double-blind, placebo-controlled study in both single and multiple doses in 60 participants with early Alzheimer’s disease (“AD”). Dose levels were 2, 10, 25 and 60 mg/kg for one to three doses administered intravenously. An analysis of change in amyloid plaque load, as measured by positron emission tomography (“PET”) SUVr, demonstrated a rapid, dose-related mean decrease at the higher dose levels studied (60 mg/kg every 4 weeks [Q4W] and 25 mg/kg every 2 weeks [Q2W]). The overall rate of amyloid related imaging abnormalities – edema (“ARIA-E”) was 10.4%, which included one case of symptomatic ARIA-E (2.1%). Pharmacokinetic (“PK”) results in serum and cerebrospinal fluid (“CSF”) demonstrated statistically significant dose proportionality and support monthly dosing of ACU193.

Statistically significant, dose-related central target engagement was observed as measured by ACU193-AßO complex, establishing the first target engagement assay developed that is specific to an AßO-targeting antibody. An exposure response relationship (Emax) model revealed near maximal target engagement with repeated dosing at 25 mg/kg and 60 mg/kg.

Higher doses of ACU193 (60 mg/kg Q4W and 25 mg/kg Q2W) showed a statistically significant reduction in amyloid plaque load as determined by amyloid PET after 6-12 weeks (from baseline to endpoint within cohorts (p = 0.01)). This finding provides evidence that ACU193 is active in the brain.

Mean Reduction in Amyloid Plaque (Centiloids)

Source: Acumen Pharmaceuticals, data on file; Cumulative drug administered: ACU193 60 mg/kg = 180 mg/kg (three doses administered); ACU193 25 mg/kg = 75mg/kg (three doses administered)

ACU193 was well-tolerated throughout the single-ascending (“SAD”) and multiple-ascending (“MAD”) dose cohorts. Three treatment-emergent serious adverse events were observed after administration of ACU193; all were deemed not related or unlikely related to ACU193. The most common treatment-emergent adverse events from all dose groups combined were ARIA-E (10.4%), ARIA-H (hemorrhage) (8.3%), COVID-19 (6.3%), hypersensitivity (6.3%), bronchitis (4.2%), headache (4.2%), fall (4.2%) and post LP syndrome (4.2%). Of the five individuals who developed ARIA-E, only one had associated clinical symptoms, representing an overall symptomatic ARIA-E rate of 2.1% in the study. Of note, no APOE4 homozygote patients exhibited ARIA-E (n=6 treated).

INTERCEPT-AD ARIA-E Results*

	10 mg/kg	25 mg/kg	60 mg/kg	Overall Study
Any ARIA-E	1/14 (7.1%)	1/14 (7.1%)	3/14 (21.4%)	5/48 (10.4%)
Symptomatic ARIA-E	0/14 (0.0%)	0/14 (0.0%)	1/14 (7.1%)	1/48 (2.1%)

*

2 mg/kg cohort is omitted due to lack of ARIA-E cases. Denominator of 14 participants in 10 mg/kg, 25 mg/kg and 60 mg/kg inclusive of single-ascending dose and multiple-ascending dose cohorts. Overall study denominator of 48 participants includes all participants on ACU193.

In both the SAD and MAD cohorts of the study, clear evidence of a dose relationship was observed for ACU193 exposure. Serum PK was dose-related without drug accumulation, and CSF PK was dose- and dose-regimen proportional. Levels of ACU193 detected in CSF in all cohorts were in excess of endogenous levels of AßOs reported in CSF. Evidence of treatment emergent immunogenicity was observed; anti-drug antibodies were consistently low titer and preliminary assessment revealed no apparent effect on serum PK. These data support monthly dosing of ACU193.

In both the SAD and the MAD portions of the study, a statistically significant, dose-related increase in target engagement of toxic AßOs was observed starting at 10 mg/kg and was related to concentrations of drug in CSF. This was evaluated by a novel assay of target engagement that assessed the concentration of the ACU193-AßO complex in CSF. Notably, maximal target engagement response was approached at the highest doses studied (25 mg/kg Q2W and 60 mg/kg Q4W), as assessed in an exposure-response relationship (Emax) model. This implies that at these dose levels, ACU193 concentrations approached saturation of AßOs, and suggests active removal of target from the brain.

Target Engagement of ACU193 with AßOs is Statistically Significant and Dose Proportional

*	One patient from Cohort 5 (10 mg/kg Q4W) excluded because only received one administration of drug (study drug discontinued after lacunar infarct).

Exploratory measures of potential acute drug effects including assessment of cognition, as determined by a computerized cognitive battery, and changes in cerebral blood flow, as determined by arterial spin labelling with magnetic resonance imaging (Siemens MRI), did not show discernible effects from the immediate administration of ACU193. This was not unexpected due to the short duration and small sample size of INTERCEPT-AD. Additional biofluids for assessment of biomarkers of downstream neurodegeneration were collected during the study and analyses are in progress. These results will be presented at a later date and are not expected to show significant changes due to the short duration and small sample size of the trial.

The full results of the INTERCEPT-AD study will be presented at a future medical congress and submitted for publication in a peer-reviewed clinical journal. Acumen plans to discuss these results with regulators to assess next steps for the clinical development of ACU193 and determine a timeline for progressing to a Phase 2/3 clinical study.

Cautionary Note on Forward-Looking Statements

This Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “will,” “anticipates,” “plans,” “potential”, “expected” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning the Company’s plans to present the full results of the INTERCEPT-AD Phase 1 clinical trial at future medical congresses and submit them for publication in a peer-reviewed clinical journal, and to discuss the results with regulators to assess next steps for the clinical development of ACU193 and determine a timeline for progressing to a Phase 2/3 clinical study. These statements are based upon the current beliefs and expectations of the Company’s management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of the COVID-19 pandemic. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission, including in Acumen’s Form 10-K for the year ended December 31, 2022 and future filings and reports by Acumen. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise. In this presentation, references to cash also include cash equivalents.

Item 9.01	Financial Statements and Exhibits.

(d). Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 16, 2023.

99.2	Investor Presentation, dated July 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: July 17, 2023	By:	/s/ Matthew Zuga
Matthew Zuga
Chief Financial Officer and Chief Business Officer